Anterix and Texas-New Mexico Power Agreement Bolsters Grid Resiliency with Proven 900 MHz Private Wireless Platform TNMP Joins Leading Utilities in Choosing Anterix’s Market-Ready Solution for Reliable, Future-Ready Power Today WOODLAND PARK, NJ, April 1, 2026- Anterix (NASDAQ: ATEX), the leader in mission- critical private wireless broadband spectrum for utilities, and Texas-New Mexico Power (TNMP) today announced a 900 MHz spectrum sale agreement. This agreement enables TNMP to deploy a mission-critical private wireless network designed to strengthen grid reliability and support essential service improvements across its territory. Anterix’s private wireless platform is available in the market now, providing utilities with a compelling cost-to-value proposition. For a utility like TNMP – a subsidiary of TXNM Energy serving over 280,000 homes and businesses – choosing an established, market- ready ecosystem reduces the risks of unproven alternatives and helps to ensure a more secure, scalable foundation capable of supporting any utility use case. As a cornerstone of its 2025-2027 System Resiliency Plan, TNMP's investment in this proven standard will facilitate faster outage response, real-time monitoring of critical infrastructure, and the seamless integration of advanced energy technologies. TNMP joins a significant and growing network of Texas utilities – including LCRA, Oncor, Xcel Energy, and recently announced CPS Energy – that have prioritized secure, utility-controlled communications. This collective move cements the state’s leadership in grid modernization and provides a scalable foundation for the future. Nationwide, nine utilities now leverage Anterix’s 900 MHz platform across 15 states, proving it is the only utility-focused network built to deliver both measurable operational results and a clear roadmap to 5G. “Utilities need secure, flexible solutions that work today, and by welcoming TNMP to the ranks of nine leading utilities already on this platform, we are reinforcing that 900 MHz is the proven national choice,” said Anterix President & CEO Scott Lang. “This agreement reflects the clear market momentum toward a solution that is available now, scalable to any use case, and offers a cost-to-value ratio that makes sense for the modern grid. By joining fellow Texas utilities in this collective move, TNMP is choosing a de-risked path to grid modernization” TNMP President Neal Walker said, “Our customers depend on us for reliable power every day, and that responsibility is the driving force behind our 2025-2027 System Resiliency Plan. By deploying Anterix’s private wireless network, we are gaining the secure, utility-controlled communications needed to achieve faster outage response and real-time monitoring of our most critical infrastructure. This proven platform provides an immediate, cost-efficient solution that allows us to scale as our customers' needs evolve, ensuring we can seamlessly integrate advanced energy technologies and deliver smarter, more dependable service to the communities we serve.” Anterix Shareholder Contact Natasha Vecchiarelli VP, Investor Relations & Corporate Communications Anterix 973-531-4397 nvecchiarelli@anterix.com Anterix Media Contact Paul Gaige Senior Vice President Burson 504-957-1434 Paul.Gaige@bursonglobal.com About Anterix Anterix is transforming how critical infrastructure stays connected. As the market leader in mission-critical private wireless broadband spectrum for the utility sector, Anterix delivers more secure, private 900 MHz licensed spectrum and advanced intelligent infrastructure solutions that enhance efficiency, strengthen resilience, and accelerate digital transformation. Backed by a growing ecosystem of industry-leading partners, Anterix provides the connectivity foundation that powers a more resourceful and resilient future. Learn more at www.anterix.com. Forward-Looking Statements Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements include, but are not limited to, statements regarding: (i) the timing of payments under the Anterix-TNMP agreement, (ii) Anterix’s ability to clear any interference with incumbent users of the 900 MHz broadband spectrum allocation in TNMP’s service area on a timely basis; (iii) Anterix’s ability to qualify for and timely secure broadband licenses in TNMP’s service area; and (iv) Anterix’s ability to satisfy the other terms of its agreement with TNMP. Any such forward-looking statements are based on the current expectations of Anterix’s management and are subject to a number of risks and uncertainties that could cause Anterix’s actual future results to differ materially from its management’s current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) Anterix may not be successful in commercializing its spectrum assets to its targeted utility and critical infrastructure customers on a timely basis and on favorable terms; (ii) Anterix may be unable to secure broadband licenses from the FCC on a timely and cost-effective basis; (iii) Anterix has a limited operating history with its current business plan, which makes it difficult to evaluate its prospects and future financial results and its business activities, strategic approaches and plans may not be successful; and (iv) the value of Anterix’s spectrum assets may fluctuate significantly based on supply and demand, as well as technical and regulatory changes. These and other risk factors that may affect Anterix’s future results of operations are identified and described in more detail in Anterix’s most recent filings on Forms 10-K and 10-Q and in other filings that it makes with the SEC from time to time. These documents are available on Anterix’s website at www.anterix.com under the Investor Relations section and on the SEC’s website at www.sec.gov. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, Anterix undertakes no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.